UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 22, 2025

SELECTIVE INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	001-33067	22-2168890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wantage Avenue, Branchville, New Jersey 07890
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (973) 948-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $2 per share	SIGI	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 4.60% Non-Cumulative Preferred Stock, Series B, without par value	SIGIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Section 2 – Financial Information

Item 2.02.    Results of Operations and Financial Condition.

On October 22, 2025, Selective Insurance Group, Inc. (the “Company”) issued a press release announcing results for the third quarter ended September 30, 2025. The press release is attached hereto as Exhibit 99.1.

Section 7 – Regulation FD

Item 7.01.    Regulation FD Disclosure.

Attached as Exhibit 99.2 is supplemental financial information about the Company.

The Company may present to various investors and stockholders using the presentation materials, which include supplemental financial information about the Company, that are furnished as Exhibit 99.3 hereto and incorporated herein by reference.

The information contained in Item 2.02 and Item 7.01 of this Current Report on Form 8-K, including the exhibits attached hereto, is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. The Company makes no admission as to the materiality of any information in this report or the exhibits attached hereto.

Important information may be disseminated initially or exclusively via the Company’s corporate website, www.selective.com/investors. Investors should consult the site to access this information. Any website addresses included herein are inactive textual references only. The information contained on any such website referenced herein is not incorporated into this Current Report on Form 8-K.

Section 8 – Other Events

Item 8.01. Other Events.

On October 22, 2025, the Company announced that its Board of Directors (the “Board”) approved a $200 million share repurchase program (the “New Repurchase Program”) effective October 27, 2025. Under the New Repurchase Program, the Company will be authorized to repurchase issued and outstanding shares of the Company’s common stock in an aggregate amount of up to $200 million, exclusive of any excise tax impact. Repurchases under the New Repurchase Program may be made through a variety of methods, which could include open market purchases, which may or may not be pursuant to Rule 10b5-1 trading plans, privately negotiated transactions, block trades, accelerated share repurchase plans, or any combination of such methods. The timing and amount of shares repurchased will depend on the stock price, business and market conditions, corporate and regulatory requirements, investment opportunities, acquisition opportunities, and other factors. The Company is not obligated to repurchase any specific amount of shares of common stock. The New Repurchase Program does not have an expiration date and may be amended or terminated by the Board at any time without prior notice.

In connection with the Board’s approval of the New Repurchase Program, the Board determined to discontinue the Company’s existing repurchase program, which was approved by the Board on November 30, 2020 and authorized the Company to repurchase up to $100 million in shares of its common stock (the “Prior Repurchase Program”). Accordingly, effective as of the close of business on October 24, 2025, no additional shares of common stock will be repurchased under the Prior Repurchase Program, and beginning on October 27, 2025, any and all repurchases will be made pursuant to the New Repurchase Program.

Section 9 – Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.    Description of Exhibit

99.1    Press Release of Selective Insurance Group, Inc. dated October 22, 2025
99.2    Financial Supplement, Third Quarter 2025
99.3    Selective Insurance Group, Inc. Third Quarter 2025 Investor Presentation
104     The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTIVE INSURANCE GROUP, INC.

Date:	October 22, 2025	By:	/s/ Michael H. Lanza
Michael H. Lanza
Executive Vice President and General Counsel